UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2011

American Realty Capital New York Recovery REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-163069	27-1065431
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices)
(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 15, 2011, the board of directors of American Realty Capital New York Recovery REIT, Inc. (the “Company”) approved the acquisition of a fee-simple interest in a portfolio of ten commercial condominiums (the “One Jackson Square Property”) located at 122 Greenwich Avenue in the Greenwich Village neighborhood of Manhattan, New York. On September 19, 2011, the Company, through its sponsor, American Realty Capital III, LLC, entered into a purchase and sale agreement with 122 Greenwich Avenue Owner, LLC to acquire the One Jackson Square Property. The Company’s obligations under the purchase and sale agreement were subject to the satisfactory completion of its due diligence review, among other conditions. The Company acquired the One Jackson Square Property through indirect wholly owned subsidiaries of its operating partnership on November 18, 2011 at a purchase price of $22.5 million, exclusive of closing costs. The seller has no material relationship with the Company and the acquisition was not an affiliated transaction.

The Company acquired a fee-simple interest in the One Jackson Square Property, which consists of four retail units containing approximately 7,080 rentable square feet in the aggregate. The One Jackson Square Property also includes four basement storage units of approximately 1,312 square feet in the aggregate which are non-rent-paying. The One Jackson Square Property as a whole contains approximately 8,392 square feet. Three of the four retail units are leased to two tenants — a Starbucks coffeehouse and a TD Bank branch. The Company does not currently expect to lease the basement storage units.  The condominiums are situated at the intersection of Eighth Avenue and Greenwich Avenue. Annualized rental income for the two leases is approximately $185.13 and $283.47 per square foot. Each lease comprises 100% of the total leasable space of the particular condominium(s) leased. The two leases have maturities in 2021 (with an option to terminate in 2016) and 2030.

The Company funded the acquisition, excluding acquisition costs, of the property with (a) working capital of approximately $9.5 million and (b) a $13.0 million mortgage loan received from Wells Fargo Bank, National Association and secured by the One Jackson Square Property (the “One Jackson Square Loan”)., described below in Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

One Jackson Square Loan

On November 18, 2011, the Company, through indirect wholly owned subsidiaries of its operating partnership, incurred the One Jackson Square Loan in connection with its acquisition of the One Jackson Square Property. The One Jackson Square Loan bears interests at a floating rate that may be based on LIBOR or the prime rate, but, through the operating of an interest rate swap that the Company entered into with Wells Fargo Bank, National Association, pursuant to the terms of the One Jackson Square Loan, the One Jackson Square Loan bears interest at a per annum fixed rate of 3.401%. The One Jackson Square Loan matures in December 2016 and provides for monthly interest-only payments, with all principal outstanding being repaid on the maturity date.  It is nonrecourse and may be accelerated only upon the event of a default. The One Jackson Square Loan may be prepaid from time to time and at any time, in whole or in part, beginning on December 1, 2013, provided that the One Jackson Square Loan may not be prepaid more than one time per calendar year.

IDB Loan

On November 15, 2011, the Company, through a wholly owned subsidiary, entered into a loan agreement with New York Community Bank (the “IDB Loan”), under which the Company borrowed $21.3 million. The IDB Loan is evidenced by a promissory note secured by a mortgage on the Interior Design Building (the “IDB”), a commercial property located in New York City. The registrant used a portion of the IDB Loan proceeds to defease its first mortgage loan on the IDB, which had an outstanding principal balance of approximately $13.8 million. In connection with the defeasance, the Company incurred approximately $0.7 million in defeasance fees and related costs which will be reflected as a charge in the Company’s financial statements for the fourth fiscal quarter of 2011. The remaining IDB Loan proceeds will be used for working capital purposes.

The IDB Loan will bear interest at a per annum fixed rate of 4.375% during the first 5 years and thereafter will adjust annually to prime plus a margin of 2.75%. The mortgage loan will mature in December 2021. Payments of principal will be made on a 30-year amortization schedule, with all principal outstanding being repaid on the maturity date. The mortgage loan is nonrecourse and may be accelerated only upon the event of a default. The mortgage loan may be prepaid through defeasance. The mortgage loan may be prepaid from time to time and at any time, in whole or in part, subject to a premium equal to: (i) 5% in respect of a prepayment made prior to November 15, 2012; (ii) thereafter, 4% in respect of any prepayment made prior to November 15, 2013; (iii) thereafter, 3% in respect of a prepayment made prior to November 15, 2014; and (iv) thereafter, 1% in respect of a prepayment made prior to August 15, 2016.

Item 8.01. Other Events.

On November 22, 2011, the Company issued a press release attached hereto as Exhibit 99.1, announcing the closing of the Company’s acquisition of the One Jackson Square Property on the same date.

Item 9.01. Financial Statements and Exhibits.

Set forth in this Item 9.01(a) are summary financial statements of the lessees described under Item 2.01 of this Current Report on Form 8-K.

Starbucks Corporation currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Starbucks Corporation are taken from such filings:

	Year Ended
(Amounts in Millions)	October 2, 2011 (Audited)	October 3, 2010 (Audited)	September 27, 2009 (Audited)
Statement of Operations
Net revenues-operated retail	$9,632.4	$8,963.5	$8,180.1
Total net revenues	11,700.4	10,707.4	9,774.6
Operating income	1,728.5	1,419.4	562.0
Earnings before income taxes	1,811.1	1,437.0	559.9

	October 2, 2011 (Audited)	October 3, 2010 (Audited)	September 27, 2009 (Audited)
Condensed Consolidated Balance Sheets
Total assets	$7,360.4	$6,385.9	$5,576.8
Long-term debt	549.5	549.4	549.3
Total liabilities	2,973.1	2,703.6	2,519.9
Total equity	4,387.3	3,682.3	3,056.9

The following summary financial data regarding TD Bank is derived entirely from information that is publicly available at http://fdic.gov/bank/statistical/. While TD Bank currently files certain reports with the U.S. Securities and Exchange Commission, such reports do not include financial data.

	Nine Months Ended	Year Ended
(Amounts in Thousands)	September 30, 2011 (Unaudited)	December 31, 2010 (Unaudited)	December 31, 2009 (Unaudited)	December 31, 2008 (Unaudited)
Statement of Operations
Net interest income	$3,710,761	$4,025,840	$3,030,853	$4,386,880
Total noninterest income	1,080,314	1,374,528	1,046,747	3,182,804
Net income attributable to bank	602,130	633,858	31,297	473,006

	September 30, 2011 (Unaudited)	December 31, 2010 (Unaudited)	December 31, 2009 (Unaudited)	December 31, 2008 (Unaudited)
Balance Sheets
Total assets	$187,535,106	$168,748,912	$140,038,551	$101,632,075
Subordinated debt	491,816	709,114	668,208	638,447
Total liabilities	159,434,031	142,907,066	117,537,086	83,831,675
Total equity capital	28,101,075	25,841,846	22,501,465	17,800,400

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated November 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

Date: November 23, 2011	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors